UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2002

PROVIDENT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	1-8019 (Commission File Number)	31-0982792 (IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio (Address of principal executive offices)	45202 Zip Code

Registrant's telephone number, including area code	(513) 579-2000

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

         This Form 8-K is being filed by the Registrant solely for purposes of filing the employment agreement attached as Exhibit 10 between the Registrant's subsidiary, The Provident Bank, and James L. Gertie. Mr. Gertie became an executive officer of the Registrant on April 25, 2002.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                10       Employment Agreement between The Provident Bank and James L. Gertie.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2002	PROVIDENT FINANCIAL GROUP, INC. By: /s/Mark E. Magee Mark E. Magee Vice President and Secretary